Exhibit 3.2
THIRD AMENDED AND RESTATED
BYLAWS
OF
INGERSOLL RAND INC.

ARTICLE I
Offices

SECTION 1.01    REGISTERED OFFICE. The registered office and registered agent of Ingersoll Rand Inc. (the “Corporation”) in the State of Delaware shall be as set forth in the Corporation’s restated certificate of incorporation as then in effect (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”). The Corporation may also have offices in such other places in the United States or elsewhere (and may change the Corporation’s registered agent) as the Board of Directors of the Corporation (the “Board of Directors”) may, from time to time, determine or as the business of the Corporation may require.
ARTICLE II
Meetings of Stockholders
SECTION 2.01    ANNUAL MEETINGS. Annual meetings of stockholders may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and state in the notice of meeting. The Board of Directors may, in its sole discretion, determine that annual meetings of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.11 of these Bylaws in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.
SECTION 2.02    SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called at any time only by or at the direction of the Board of Directors or the Chairman of the Board of Directors and may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors or the Chairman of the Board of Directors shall determine and state in the notice of such meeting. The Board of Directors may, in its sole discretion, determine that special meetings of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.11 of these Bylaws in accordance with Section 211(a)(2) of the DGCL. The Board of Directors may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board of Directors or the Chairman of the Board of Directors.
SECTION 2.03    NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.
(A)Annual Meetings of Stockholders.
(1)Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.04 of Article II of these Bylaws, (b) by or at the direction of the Board of Directors or any authorized committee thereof, (c) with respect to nominations of persons and the proposal of any business not intended to be included in the Corporation’s proxy statement for such annual meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who, complied with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Section 2.03 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation, or (d) with respect to nominations of persons intended to be included in the Corporation’s proxy statement for such annual meeting, by a Nominator (as defined below) who complies with the notice and other procedures set forth in Section 2.14 of these Bylaws.
(2)For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.03, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

Notwithstanding anything in this Section 2.03(A)(2) to the contrary, (a) if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) calendar days prior to the first anniversary of the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation and (b) the number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.
(3)A stockholder’s notice delivered pursuant to this Section 2.03 shall set forth:
(a)as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; (ii) such person’s written consent to being named in a proxy statement and accompanying proxy card as a nominee of the stockholder and to serving as a director if elected; (iii) such nominee’s signed consent to the running of a background check in accordance with the Corporation’s policy for prospective directors and an agreement to provide any information requested by the Corporation or such background check provider that is necessary to run such background check; (iv) a questionnaire completed and signed by such person (in the form to be provided by the Secretary upon written request of any stockholder of record within ten (10) calendar days of such request) with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made; (v) a written representation and agreement (in the form to be provided by the Secretary upon written request of any stockholder of record within ten (10) calendar days of such request) that such proposed nominee (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (C) would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflicts of interest, share ownership, confidentiality, corporate opportunities, trading and any other codes, policies and guidelines or any rules, regulations and listing standards, in each case, as applicable to directors; (vi) a letter of resignation signed by such nominee, which letter shall specify that such nominee’s resignation is irrevocable and that it shall become effective upon a determination by the Board of Directors or any committee thereof that any of the information provided to the Corporation by the nominating stockholder or relevant nominee in respect of the nomination is or was untrue in any material respect (or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or the nominating stockholder or relevant nominee or any affiliate thereof shall have breached any of its representations, obligations or agreements in connection with the nomination; and (vii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant (a “Third-Party Monetary Arrangement”);
(b)as to any other business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (iv) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;
(c)as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner; (ii) the class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, including any shares of any class or series of capital stock of the Corporation as to which such stockholder and such beneficial owner or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future; (iii) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person (which, for the avoidance of doubt, includes remote appearance at virtual meetings) or by proxy at the meeting to propose such business or nomination; (iv) a representation whether the stockholder or the beneficial owner, if any, or any of their respective affiliates, associates or others acting in concert therewith (collectively, “proponent person”) will be or is part of a group that will (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination and/or (3) solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act; (v) if such stockholder or any other proponent person intends to engage in a solicitation with respect to a nomination pursuant to this Section 2.03, (1) a statement disclosing the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and (2) a representation that such stockholder or other proponent person, if any, intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required under Rule 14a-19 under the Exchange Act; (vi) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation; (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (viii) an agreement to bear the expense of any background check conducted with respect to any person whom the stockholder providing the notice, proposes to nominate for election or re-election as a director in accordance with this Section 2.03;
(d)a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, and any other proponent person;
(e)a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”)) to which any proponent person is a party, the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation;
(f)any rights to dividends on the shares of the Corporation owned beneficially by such stockholder and such beneficial owner, if any that are separated or separable from the underlying shares of the Corporation;
(g)any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and
(h)any performance-related fees (other than an asset-based fee) that such stockholder and beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such stockholder’s or beneficial owner’s immediate family sharing the same household.
A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A)(3), or paragraph (B) of this Section 2.03 or Section 2.14 of these Bylaws) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the day prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior to the date of the meeting or any adjournment or postponement thereof). In addition, if any nominating stockholder provides notice of a proposed nomination for election to the Board of Directors pursuant to Rule 14a-19 under the Exchange Act, such nominating stockholder shall deliver to the Corporation reasonable evidence that it has met the requirements of Rule 14a-19 under the Exchange Act. Such reasonable evidence must be delivered personally or mailed to and received at the principal executive offices of the Corporation, addressed to the Secretary no later than five business days before the date of the meeting.
The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.
Notwithstanding the foregoing provisions of this Section 2.03, unless otherwise required by law, if any nominating stockholder provides notice of a proposed nomination of stockholder nominees for election to the Board of Directors pursuant to Rule 14a-19 under the Exchange Act and subsequently (i) notifies the Corporation that such nominating stockholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19, (ii) fails to comply with any requirements of Rule 14a-19 under the Exchange Act or any other rules or regulations thereunder, as determined by the chair of the meeting, or (iii) fails to timely deliver reasonable and sufficient evidence that such stockholder has met the requirements of Rule 14a-19 under the Exchange Act or rules or regulations thereunder, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees and such nominating stockholder’s nomination(s) shall be deemed null and void. In addition, any nominating stockholder that provides notice of a proposed nomination for election to the Board of Directors pursuant to Rule 14a-19 under the Exchange Act shall notify the Secretary of the Corporation within two business days of any change in such stockholder’s intent to deliver a proxy statement and form of proxy to the amount of holders of shares of the Corporation’s outstanding capital stock required under Rule 14a-19 under the Exchange Act.
(B)Special Meetings of Stockholders. Only such business (including the election of specific individuals to fill vacancies or newly created directorships on the Board of Directors) shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. At any time that stockholders are not prohibited from filling vacancies or newly created directorships on the Board of Directors, nominations of persons for the election to the Board of Directors to fill any vacancy or unfilled newly created directorship is to be presented to the stockholders may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof, or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting pursuant to the foregoing 2.03(B)(1), by any stockholder of the Corporation who is entitled to vote at the meeting on such matters, who complies with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Section 2.03 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of submitting a proposal to stockholders for the election of one or more directors to fill any vacancy or newly created directorship on the Board of Directors, any such stockholder entitled to vote on such matter may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by paragraph (A)(2) of this Section 2.03 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(C)General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.03 shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.03. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the

Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants and on stockholder approvals. Notwithstanding the foregoing provisions of this Section 2.03, unless otherwise required by the DGCL, if the stockholder (or a qualified representative of the stockholder) or, in the case of a Nominator Group, the representative designated by the Nominator Group in accordance with Section 2.14 (and as such term is defined therein) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, as applicable, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.03, to be considered a qualified representative of a stockholder, Nominator or the Group Member specified pursuant to Section 2.14 (and as such terms are defined therein), a person must be a duly authorized officer, manager or partner of such stockholder, Nominator or Group Member or must be authorized by a writing executed by such stockholder, Nominator or Group Member or an electronic transmission delivered by such stockholder, Nominator or Group Member to act for such stockholder, Nominator or Group Member as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, the meeting of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
(2)Whenever used in these Bylaws, “public announcement” shall mean disclosure (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(3)Notwithstanding the foregoing provisions of this Section 2.03, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.03; provided, however, that, to the fullest extent permitted by law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws (including paragraphs (A)(1)(c) and (B) of this Section 2.03 and Section 2.14), and compliance with paragraphs (A)(1)(c) and (B) of this Section 2.03 and Section 2.14 of these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business, as applicable, other than with respect to Rule 14a-19 to the extent applicable with respect to proxy cards. Nothing in these Bylaws shall be deemed to affect any rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances.
SECTION 2.04    NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission, in the manner provided in Section 232 of the DGCL, of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically by the Secretary of the Corporation to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.
SECTION 2.05    QUORUM. Unless otherwise required by law, the Certificate of Incorporation or the rules of any stock exchange upon which the Corporation’s securities are listed, the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.
SECTION 2.06    VOTING. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of the stockholders shall be entitled to one vote for each share of stock held by such stockholder that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in any manner provided under Section 212(c) of the DGCL or as otherwise provided under applicable law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Unless required by the Certificate of Incorporation or applicable law, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange applicable to the Corporation, of any regulation applicable to the Corporation or its securities, of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.
Except as otherwise expressly provided by the Certificate of Incorporation or these Bylaws, at any meeting for the election of directors at which a quorum is present, each director shall be elected by the vote of the majority of the votes cast with respect to the director’s election; provided, however, that if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement for such meeting (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected at such meeting (a “contested election”), the directors shall be elected by a plurality of the votes cast. For purposes of this section, “a majority of the votes cast” means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as votes cast either “for” or “against” that director’s election). Any incumbent director nominee who fails to receive a majority of the votes cast in an election that is not a contested election shall offer to tender his or her resignation to the Board of Directors in accordance with the policies and procedures adopted by the Board of Directors from time to time. In accordance with such policies and procedures, the Nominating and Corporate Governance Committee, or such other committee designated by the Board of Directors, will make a recommendation to the Board of Directors on whether to accept or reject such resignation, or whether other action should be taken, and the Board of Directors will act taking into account the Nominating and Corporate Governance Committee’s or such other committee’s recommendation and publicly disclose its decision within ninety (90) days from the date of the certification of the election results. Except as otherwise provided in the Certificate of Incorporation, each director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office.
SECTION 2.07    CHAIRMAN OF MEETINGS. The Chairman of the Board of Directors, if one is elected, or, in his or her absence or disability, a person designated by the Board of Directors shall be the chairman of the meeting and, as such, preside at all meetings of the stockholders.
SECTION 2.08    SECRETARY OF MEETINGS. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chairman of the Board of Directors, the Chief Executive Officer or the chairman of the meeting shall appoint a person to act as secretary at such meetings.
SECTION 2.09    CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote only to the extent permitted by and in the manner provided in the Certificate of Incorporation and in accordance with applicable law.
SECTION 2.10    ADJOURNMENT. At any meeting of stockholders of the Corporation, if less than a quorum be present, the chairman of the meeting or stockholders holding a majority in voting power of the shares of stock of the Corporation, present in person or by proxy and entitled to vote thereon, shall have the power to adjourn the meeting from time to time (including to address a technical failure to convene or continue a meeting using remote communication) without notice of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and may vote at such meeting are (A) announced at the meeting at which the adjournment is taken, (B) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (C) set forth in the notice of meeting given in accordance with Section 2.04. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.
SECTION 2.11    REMOTE COMMUNICATION. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:
(A)participate in a meeting of stockholders; and
(B)be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, that
(1)the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;
(2)the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and
(3)if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
SECTION 2.12    INSPECTORS OF ELECTION. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
SECTION 2.13    DELIVERY TO THE CORPORATION. Whenever Section 2.03 of this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), except as otherwise requested or consented to by the Corporation, such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered.
SECTION 2.14    PROXY ACCESS FOR DIRECTOR NOMINATIONS.
(A)Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting, in addition to any persons nominated for election to the Board of Directors by or at the direction of the Board of Directors, subject to the provisions of this Section 2.14, the Corporation shall:
(1)include in its notice of meeting and proxy materials, as applicable, for any annual meeting of stockholders (a) the name of any person nominated for election (the “Stockholder Nominee”) by a stockholder as of the date that the Notice of Proxy Access Nomination (as defined below) is received by the secretary or any assistant secretary of the Corporation at the principal executive offices of the Corporation in accordance with this Section 2.14 who is entitled to vote for the election of directors at the annual meeting and who satisfies the notice, ownership and other requirements of this Section 2.14 (such stockholder, together with the beneficial owner of such shares, a “Nominator”) or by a group of no more than 20 such stockholders (such stockholders, together with the beneficial owners of such shares, a “Nominator Group”) that, collectively as a Nominator Group, satisfies the notice, ownership and other requirements of this Section 2.14 applicable to a Nominator Group; provided that, in the case of a Nominator Group, each member thereof (each, a “Group Member”) shall have satisfied the notice, ownership and other requirements of this Section 2.14 applicable to Group Members, and (b) if the Nominator or the Nominator Group, as applicable, so elects, the Nomination Statement (as defined below) furnished by such Nominator or Nominator Group; and

(2)include such Stockholder Nominee’s name on any ballot distributed at such annual meeting and on the Corporation’s proxy card (or any other format through which the Corporation permits proxies to be submitted) distributed in connection with such annual meeting. Nothing in this Section 2.14 shall limit the Corporation’s ability to solicit against, and include in its proxy materials its own statements relating to, any Stockholder Nominee, Nominator or Nominator Group, or to include such Stockholder Nominee as a nominee of the Board of Directors.
(B)At each annual meeting, a Nominator or Nominator Group may nominate one or more Stockholder Nominees for election at such meeting pursuant to this Section 2.14; provided that the maximum number of Stockholder Nominees nominated by all Nominators and Nominator Groups to appear in the Corporation’s proxy materials (including Stockholder Nominees that were submitted by a Nominator or Nominator Group for inclusion in the Corporation’s proxy materials pursuant to this Section 2.14 but either are subsequently withdrawn, disregarded, declared invalid or ineligible pursuant to this Section 2.14) shall not exceed the greater of two directors or 20% of the total number of directors serving on the Board of Directors as of the Final Proxy Access Deadline (as defined below), or if such number is not a whole number, the closest whole number below 20% (the “Maximum Number”).
The Maximum Number shall be reduced, but not below zero, by the sum of:
(x) the number of persons that the Board of Directors decides to nominate pursuant to an agreement, arrangement or other understanding with one or more stockholders or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to this Section 2.14 or Section 2.03(A)(1)(c);
(y) the number of persons that the Board of Directors decides to nominate for re-election who were previously elected to the Board of Directors based on a nomination made pursuant to this Section 2.14 or pursuant to an agreement, arrangement or other understanding with one or more stockholders or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to this Section 2.14, in each case, at one of the previous two annual meetings; and
(z) the number of persons that the Board of Directors decides to nominate for re-election who were previously elected to the Board of Directors based on a nomination made pursuant to Section 2.03(A)(1)(c) or pursuant to an agreement, arrangement or other understanding with one or more stockholders or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to Section 2.03(A)(1)(c), in each case, at the previous year’s annual meeting;
If one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Deadline but before the date of the applicable annual meeting and the Board of Directors determines to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors serving on the Board of Directors as so reduced.
Any Nominator or Nominator Group submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.14 shall rank in its Notice of Proxy Access Nomination such Stockholder Nominees based on the order that the Nominator or Nominator Group desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Nominators or Nominator Groups pursuant to this Section 2.14 exceeds the Maximum Number. In the event that the number of Stockholder Nominees submitted by Nominators or Nominator Groups pursuant to this Section 2.14 exceeds the Maximum Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.14 from each Nominator and Nominator Group will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, beginning with the Nominator or Nominator Group with the largest number of shares disclosed as owned (as defined below) in its respective Notice of Proxy Access Nomination submitted to the Corporation and proceeding through each Nominator or Nominator Group in descending order of ownership. If the Maximum Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.14 from each Nominator and Nominator Group has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached.
If, after the Final Proxy Access Deadline, whether before or after the mailing of the Corporation’s definitive proxy statement, (1) a Stockholder Nominee who satisfies the requirements of this Section 2.14 becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 2.14, becomes unwilling to serve on the Board of Directors, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation or (2) a Nominator or Nominator Group withdraws its nomination or becomes ineligible, then the Board of Directors or the chairman of the meeting shall declare each nomination by such Nominator or Nominator Group to be invalid, and each such nomination shall be disregarded, no replacement nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director in substitution thereof and the Corporation (a) may omit from its proxy materials information concerning such Stockholder Nominee and (b) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy materials, that the Stockholder Nominee will not be eligible for election at the annual meeting and will not be included as a Stockholder Nominee in the proxy materials.

(C)To nominate a Stockholder Nominee, the Nominator or Nominator Group shall submit to the Secretary of the Corporation the information required by this Section 2.14 on a timely basis. To be timely, the Notice of Proxy Access Nomination must be addressed to and received by the Secretary of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Corporation’s definitive proxy statement was released to stockholders in connection with the prior year’s annual meeting; provided, however, that if the annual meeting is convened more than 30 days prior to or delayed by more than 60 days after the first anniversary of the date of the preceding year’s annual meeting, the information must be so received not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which a public announcement of the date of the annual meeting is first made (the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.14, the “Final Proxy Access Deadline”); provided further that in no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period or extend any time period for the receipt of the information required by this Section 2.14. The written notice required by this Section 2.14 (the “Notice of Proxy Access Nomination”) shall include:
(1)a written notice of the nomination by such Nominator or Nominator Group expressly requesting to have its Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 2.14 that includes, with respect to the Stockholder Nominee and the Nominator (including any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, with respect to each Group Member (including any beneficial owner on whose behalf the nomination is made) all of the representations, agreements and other information required in a stockholder notice submitted under Section 2.03(A)(1)(c) of these Bylaws;
(2)if the Nominator or Nominator Group so elects, a written statement of the Nominator or Nominator Group for inclusion in the Corporation’s proxy statement in support of the election of the Stockholder Nominee(s) to the Board of Directors, which statement shall be limited to and not exceed 500 words with respect to each Stockholder Nominee (the “Nomination Statement”) and shall not include any images, charts, pictures, graphic presentations or similar items;
(3)in the case of a nomination by a Nominator Group, the designation by all Group Members of one specified Group Member (or a qualified representative thereof) that is authorized to act on behalf of all Group Members with respect to the nomination and matters related thereto, including withdrawal of the nomination;
(4)a representation by the Stockholder Nominee and the Nominator or Nominator Group (including each Group Member) and any beneficial owner on whose behalf the nomination is made that each such person has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders and beneficial owners, including without limitation the Notice of Proxy Access Nomination and the Nomination Statement, that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading;
(5)a statement of the Nominator or Nominator Group (including each Group Member) and any beneficial owner on whose behalf the nomination is made, setting forth and certifying the number of shares such Nominator or Nominator Group is deemed to own (as determined in accordance with sub-paragraph (D) of this Section 2.14) continuously for at least three years as of the date of the Notice of Proxy Access Nomination and one or more written statements from the stockholder of the Required Shares (as defined below), and from each intermediary through which such shares are or have been held during the requisite three-year holding period, verifying that, as of a date within seven days prior to the date that the Notice of Proxy Access Nomination is received by the Secretary of the Corporation, the Nominator or the Nominator Group, as the case may be, owns, and has owned continuously for the preceding three years, the Required Shares, and the Nominator’s or, in the case of a Nominator Group, each Group Member’s agreement to provide (1) within seven days after the record date for the applicable annual meeting, written statements from the stockholder and intermediaries verifying the Nominator’s or the Nominator Group’s, as the case may be, continuous ownership of the Required Shares through the record date; provided that if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, such written statements shall also be submitted by any such beneficial owner or owners, and (2) immediate notice if the Nominator or the Nominator Group, as the case may be, ceases to own the Required Shares prior to the date of the applicable annual meeting;
(6)a copy of any Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(7)a representation by the Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, each Group Member (including any beneficial owner on whose behalf the nomination is made) that:
(a)to the best of the Nominator or Nominator Group’s knowledge, the Required Shares were acquired in the ordinary course of business and not with intent to change or influence control of the Corporation, and each such person does not presently have such intent;

(b)each such person will maintain ownership (as defined in this Section 2.14) of the Required Shares through the date of the applicable annual meeting along with a further statement as to whether or not such person has the intention to hold the Required Shares for at least one year thereafter (which statement the Nominator or Nominator Group shall include in its Nomination Statement, it being understood that the inclusion of such statement shall not count towards the Nomination Statement’s 500-word limit);
(c)each such person has not nominated, and will not nominate, for election to the Board of Directors at the applicable annual meeting any person other than its Stockholder Nominee(s) pursuant to this Section 2.14;
(d)each such person has not distributed, and will not distribute, to any stockholders or beneficial owners any form of proxy for the applicable annual meeting other than the form distributed by the Corporation;
(e)each such person has not engaged in, and will not directly or indirectly engage in, and has not been and will not be a participant (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting other than with respect to such Nominator or Nominator Group’s Stockholder Nominee(s) or a nominee of the Board of Directors; and
(f)each such person consents to the public disclosure of the information provided pursuant to this Section 2.14;
(8)an executed agreement, in a form deemed satisfactory by the Board of Directors or any committee thereof, pursuant to which the Nominator (including any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, each Group Member (including any beneficial owner on whose behalf the nomination is made) agrees to:
(a)comply with all applicable laws, rules and regulations arising out of or relating to the nomination of each Stockholder Nominee pursuant to this Section 2.14;
(b)assume all liability stemming from any legal or regulatory violation arising out of the communications and information provided by such person(s) to the Corporation and its stockholders and beneficial owners, including without limitation the Notice of Proxy Access Nomination and Nomination Statement;
(c)indemnify and hold harmless the Corporation and each of its directors, officers, employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, employees, agents and affiliates arising out of or relating to any nomination submitted by such person(s) pursuant to this Section 2.14;
(d)file with the Securities and Exchange Commission any solicitation by or on behalf of the Nominator or Nominator Group (including each Group Member) and any beneficial owner on whose behalf the nomination is made relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation under Regulation 14A of the Exchange Act;
(e)furnish to the Corporation all notifications and updated information required by this Section 2.14, including, without limitation, the information required by sub-paragraph (E) of this Section 2.14; and
(f)upon request, provide to the Corporation within five business days after such request, but in any event prior to the day of the annual meeting, such additional information as reasonably requested by the Corporation; and
(9)a letter of resignation signed by each Stockholder Nominee, which letter shall specify that such Stockholder Nominee’s resignation is irrevocable and that it shall become effective upon a determination by the Board of Directors or any committee thereof that (a) any of the information provided to the Corporation by the Nominator, the Nominator Group, any Group Member (including, in each case, any beneficial owner on whose behalf the nomination is made) or the Stockholder Nominee in respect of the nomination of such Stockholder Nominee pursuant to this Section 2.14 is or was untrue in any material respect (or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or (b) the Stockholder Nominee, the Nominator, the Nominator Group or any Group Member (including, in each case, any beneficial owner on whose behalf the nomination is made) or any affiliate thereof shall have breached any of its representations, obligations or agreements under this Section 2.14.
(D)Ownership Requirements.
(1)To nominate a Stockholder Nominee pursuant to this Section 2.14, the Nominator or Nominator Group shall have owned shares representing 3% or more of the voting power entitled to vote generally in the election of directors (the “Required Shares”) continuously for at least three years as of both the date the Notice of Proxy Access Nomination is submitted to the Corporation and the record date for determining stockholders eligible to vote at the applicable annual meeting and must continue to own the Required Shares at all times between and including the date the Notice of Proxy Access Nomination is submitted to the Corporation and the date of the applicable annual meeting; provided that if and to the extent a stockholder is acting on behalf of one or more beneficial owners (a) only the shares owned by such beneficial owner or owners, and not any other shares owned by any such stockholder, shall be counted for purposes of satisfying the foregoing ownership requirement and (b) the aggregate number of stockholders and all such beneficial owners whose share ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. For the purposes of determining whether the Nominator or Nominator Group owned the Required Shares for the requisite three-year period, the aggregate number of shares entitled to vote generally in the election of directors shall be determined by reference to the Corporation’s periodic filings with the Securities and Exchange Commission during the ownership period. Two or more funds that are (a) under common management and investment control, (b) under common management and funded primarily by the same employer or (c) considered a “group of investment companies,” as such term is defined in the Investment Company Act of 1940, as amended, shall be treated as one stockholder or beneficial owner, as the case may be, for the purpose of satisfying the foregoing ownership requirements; provided that each fund otherwise meets the requirements set forth in this Section 2.14; and provided further that any such funds for which shares are aggregated for the purpose of satisfying the foregoing ownership requirements provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy the criteria for being treated as one stockholder within seven days after the Notice of Proxy Access Nomination is delivered to the Corporation. No shares may be attributed to more than one Nominator or Nominator Group, and no stockholder or beneficial owner may be a member of more than one Nominator Group (other than a stockholder directed to act by more than one beneficial owner) for the purposes of this Section 2.14.
(2)For purposes of Section 2.03 and this Section 2.14, “ownership” shall be deemed to consist of and include only the outstanding shares as to which a person possesses both (a) the full voting and investment rights pertaining to such shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the ownership of shares calculated in accordance with clauses (a) and (b) shall not include any shares (i) that a person or any of its affiliates has sold in any transaction that has not been settled or closed, including any short sale, (ii) that a person or any of its affiliates has borrowed for any purpose or purchased pursuant to an agreement to resell or (iii) that are subject to any Derivative Instrument or similar agreement entered into by a person or any of its affiliates, whether any such security, instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares, in any case in which such security, instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, the person’s or such person’s affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such person’s or such person’s affiliates’ shares. “Ownership” shall include shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. A person’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on five business days’ notice, will vote such shares at the annual meeting and will hold such shares through the date of the annual meeting. For the purposes of Section 2.03 and Section 2.14, the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For the purposes of Section 2.03 and Section 2.14, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act.
(E)For the avoidance of doubt, with respect to any nomination submitted by a Nominator Group pursuant to this Section 2.14, the information required by sub-paragraph (C) of this Section 2.14 to be included in the Notice of Proxy Access Nomination shall be provided by each Group Member (including any beneficial owner on whose behalf the nomination is made), and each such Group Member (including any beneficial owner on whose behalf the nomination is made) shall execute and deliver to the Secretary of the Corporation the representations and agreements required under sub-paragraph (C) of this Section 2.14 at the time the Notice of Proxy Access Nomination is submitted to the Corporation. In the event that the Nominator, Nominator Group or any Group Member shall have breached any of their agreements with the Corporation or any information included in the Nomination Statement or the Notice of Proxy Access Nomination, or any other communications by the Nominator, Nominator Group or any Group Member (including any beneficial owner on whose behalf the nomination is made) with the Corporation or its stockholders and beneficial owners, ceases to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading), each Nominator, Nominator Group or Group Member (including any beneficial owner on whose behalf the nomination is made), as the case may be, shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Secretary of the Corporation of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to correct any such defect, if applicable, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Stockholder Nominee from its proxy materials as provided in this Section 2.14.
(F)Stockholder Nominee Requirements.

(1)Within the time period specified in this Section 2.14 for delivering the Notice of Proxy Access Nomination, each Stockholder Nominee must deliver to the Secretary of the Corporation all representations, agreements and other information required with respect to Stockholder Nominees that would be required pursuant to a nomination under Section 2.03(A)(1)(c) of these Bylaws, and a written representation and agreement, which shall be deemed a part of the Notice of Proxy Access Nomination for purposes of this Section 2.14, providing that such person: (a) understands his or her duties as a director under the DGCL and agrees to act in accordance with those duties while serving as a director; (b) is not and will not become a party to any Third-Party Monetary Arrangement that has not been disclosed to the Corporation; (c) agrees to meet with the Board of Directors or any committee or delegate thereof to discuss matters relating to the nomination of the Stockholder Nominee, including information in the Notice of Proxy Access Nomination and such Stockholder Nominee’s eligibility to serve as a member of the Board of Directors; (d) consents to being named in the Corporation’s proxy materials and (e) will provide facts, statements and other information in all communications with the Corporation and its stockholders and beneficial owners that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
(2)In the event that a Stockholder Nominee shall have breached any of their agreements with the Corporation or any information or communications provided by a Stockholder Nominee to the Corporation or its stockholders and beneficial owners ceases to be true and correct in any material respect or omits a fact necessary to make the statements made in light of the circumstances under which they were made, not misleading, such nominee shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Secretary of the Corporation of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to make such information or communication true and correct, if applicable, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Stockholder Nominee from its proxy materials as provided in this Section 2.14.
(G)In the event any Nominator or Nominator Group (including any beneficial owner on whose behalf the nomination is made) submits a nomination at an annual meeting pursuant to this Section 2.14 and such Stockholder Nominee shall have been nominated for election at any of the previous two annual meetings and such Stockholder Nominee shall not have received at least 25% of the votes cast in favor of such nominee’s election or such nominee withdrew from or became ineligible or unavailable for election to the Board of Directors, then such nomination shall be disregarded.
(H)Notwithstanding anything to the contrary contained in this Section 2.14, the Corporation shall not be required to include, pursuant to this Section 2.14, a Stockholder Nominee in its proxy materials for any annual meeting, or, if the proxy statement already has been filed, to submit the nomination of a Stockholder Nominee to a vote at the annual meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation:
(1)for any meeting for which the Secretary of the Corporation receives notice that any stockholder or beneficial owner, as the case may be, intends to nominate one or more persons for election to the Board of Directors pursuant to Section 2.03(A)(1)(c);
(2)who is not determined by the Board of Directors in its sole discretion to be independent under the listing standards of each principal stock exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, in each case, as determined by the Board of Directors or any committee thereof, in its sole discretion;
(3)whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal stock exchanges upon which the shares of the Corporation are listed, or any applicable law, rule or regulation or of any publicly disclosed standards of the Corporation applicable to directors, in each case, as determined by the Board of Directors or any committee thereof, in its sole discretion;
(4)who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended;
(5)who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;
(6)who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”);
(7)if the Stockholder Nominee or Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, any Group Member (including any beneficial owner on whose behalf the nomination is made) shall have provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors or any committee thereof, in its sole discretion;
(8)if the Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, any Group Member (including any beneficial owner on whose behalf the nomination is made) has engaged in or is currently engaged in, or has been or is a participant (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting other than with respect to such Nominator or Nominator Group’s Stockholder Nominee(s) or a nominee of the Board of Directors; or
(9)the Nominator or, in the case of a Nominator Group, any Group Member, or applicable Stockholder Nominee otherwise breaches or fails to comply with its representations or obligations pursuant to these Bylaws, including, without limitation, this Section 2.14.
For the purpose of this sub-paragraph (H), clauses (2) through (9) will result in the exclusion from the proxy materials pursuant to this Section 2.14 of the specific Stockholder Nominee(s) to whom the ineligibility applies, or, if the proxy statement has already been filed, the ineligibility of the Stockholder Nominee(s) and, in either case, the inability of the Nominator or Nominator Group that nominated any such Stockholder Nominee to substitute another Stockholder Nominee therefor; however, clause (I) will result in the exclusion from the proxy materials pursuant to this Section 2.14 of all Stockholder Nominees for the applicable annual meeting, or, if the proxy statement already has been filed, the ineligibility of all Stockholder Nominees.
(I)Notwithstanding anything to the contrary contained in this Section 2.14:
(1)the Corporation may omit from its proxy materials any information, including all or any portion of the Nomination Statement, if the Board of Directors determines that the disclosure of such information would violate any applicable law or regulation or that such information is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and
(2)if any Nominator, Nominator Group or Group Member (including any beneficial owner on whose behalf the nomination is made) or Stockholder Nominee has failed to comply with the requirements of this Section 2.14, the Board of Directors or the chairman of the meeting may declare the nomination by such Nominator or Nominator Group to be invalid, and such nomination shall be disregarded.
(J)Other than Rule 14a-19 under the Exchange Act, this Section 2.14 shall be the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials.
SECTION 2.15    PROXY CARD COLOR. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
ARTICLE III
Board of Directors
SECTION 3.01    POWERS. Except as otherwise provided in the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by the DGCL or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.
SECTION 3.02    NUMBER AND TERM; CHAIRMAN. Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board of Directors. Directors shall be elected by the stockholders at their annual meeting, and the term of each director so elected shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders. The Board of Directors shall elect a Chairman of the Board of Directors, who shall have the powers and perform such duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors at which he or she is present. If the Chairman of the Board of Directors is not present at a meeting of the Board of Directors, a majority of the directors present at such meeting shall elect one (1) of their members to preside over such meeting.
SECTION 3.03    RESIGNATIONS. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors or the Chairman of the Board of Directors. The resignation shall take effect at the time or upon the happening of any event specified therein, and if no specification is so made, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.
SECTION 3.04    REMOVAL. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation and applicable law.

SECTION 3.05    VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Except as otherwise provided by the DGCL, vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Certificate of Incorporation. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.
SECTION 3.06    MEETINGS. Regular meetings of the Board of Directors may be held at such places and times as shall be determined from time to time by the Board of Directors. Special meetings of the Board of Directors may be called by the Chief Executive Officer of the Corporation or the Chairman of the Board of Directors or as provided by the Certificate of Incorporation, and shall be called by the Chief Executive Officer or the Secretary of the Corporation if directed by a majority the Board of Directors and shall be at such places and times as they or he or she shall fix. Notice need not be given of regular meetings of the Board of Directors. At least twenty four (24) hours before each special meeting of the Board of Directors, either written notice, notice by electronic transmission or oral notice (either in person or by telephone) notice of the time, date and place of the meeting shall be given to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
SECTION 3.07    QUORUM, VOTING AND ADJOURNMENT. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, a majority of the total number of directors shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.
SECTION 3.08    COMMITTEES; COMMITTEE RULES. The Board of Directors may designate one or more committees, including but not limited to an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; provided that no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any Bylaw of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.
SECTION 3.09    ACTION WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed in the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.
SECTION 3.10    REMOTE MEETING. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting.
SECTION 3.11    COMPENSATION. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

SECTION 3.12    RELIANCE ON BOOKS AND RECORDS. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
ARTICLE IV
Officers
SECTION 4.01    NUMBER. The officers of the Corporation shall include a Chief Executive Officer, a principal financial officer, a principal accounting officer and a Secretary, each of whom shall be elected by the Board of Directors and who shall hold office for such terms as shall be determined by the Board of Directors and until their successors are elected and qualify or until their earlier resignation or removal. In addition, the Board of Directors may elect one or more Vice Presidents, including one or more Executive Vice Presidents, Senior Vice Presidents, a Treasurer and one or more Assistant Treasurers and one or more Assistant Secretaries and any other additional officers as the Board of Directors deems necessary or advisable, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person.
SECTION 4.02    OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors. The Board of Directors may appoint one or more officers called a Vice Chairman, each of whom does not need to be a member of the Board of Directors.
SECTION 4.03    CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities.
SECTION 4.04    VICE PRESIDENTS. Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President or Senior Vice President, shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors.
SECTION 4.05    TREASURER. The Treasurer shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or its designees selected for such purposes. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor. The Treasurer shall render to the Chief Executive Officer and the Board of Directors, upon their request, a report of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.
In addition, the Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him or her by the Chief Executive Officer or the Board of Directors.
SECTION 4.06    SECRETARY. The Secretary shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept properly; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Chief Executive Officer or the Board of Directors.
SECTION 4.07    ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Chief Executive Officer or the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Chief Executive Officer or the Board of Directors.
SECTION 4.08    CORPORATE FUNDS AND CHECKS. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors or its designees selected for such purposes. All checks or other orders for the payment of money shall be signed by the Chief Executive Officer, a Vice President, the Treasurer or the Secretary or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.

SECTION 4.09    CONTRACTS AND OTHER DOCUMENTS. The Chief Executive Officer and the Secretary, or such other officer or officers as may from time to time be authorized by the Board of Directors or any other committee given specific authority in the premises by the Board of Directors during the intervals between the meetings of the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.
SECTION 4.10    OWNERSHIP OF STOCK OF ANOTHER CORPORATION. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, a Vice President, the Treasurer or the Secretary, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of securityholders of any entity in which the Corporation holds securities or equity interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities or equity interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.
SECTION 4.11    DELEGATION OF DUTIES. In the absence, disability or refusal of any officer to exercise and perform his or her duties, the Board of Directors may delegate to another officer such powers or duties.
SECTION 4.12    RESIGNATION AND REMOVAL. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed under Section 3.03 of these Bylaws.
SECTION 4.13    VACANCIES. The Board of Directors shall have the power to fill vacancies occurring in any office.
ARTICLE V
Stock
SECTION 5.01    SHARES WITH CERTIFICATES. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation (it being understood that each of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer, a Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary of the Corporation shall be an authorized officer for such purpose), certifying the number and class of shares of stock of the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.
SECTION 5.02    UNCERTIFICATED SHARES. If the Board of Directors chooses to issue uncertificated shares, within a reasonable time after the issue or transfer of uncertificated shares, a written statement of the information required by the DGCL shall be sent by or on behalf of the Corporation to stockholders entitled to such uncertificated shares. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided that the use of such system by the Corporation is permitted by applicable law.
SECTION 5.03    TRANSFER OF SHARES. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, in the manner prescribed by law, the Certificate of Incorporation and in these Bylaws, upon surrender to the Corporation by delivery thereof (to the extent evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with any procedures adopted by the Corporation or its agents and applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares requested to be transferred, both the transferor and transferee request the Corporation do so. The Corporation shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates representing shares of stock of the Corporation and uncertificated shares.
SECTION 5.04    LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond, in such sum as the Corporation may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate or uncertificated shares of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated upon the surrender by such owner of such mutilated certificate and, if required by the Corporation, the posting of a bond by such owner in an amount sufficient to indemnify the Corporation against any claim that may be made against it in connection therewith.
SECTION 5.05    LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Corporation shall prepare, no later than the tenth day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten days ending on the date prior to the meeting date (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by the DGCL, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5.05 or to vote in person or by proxy at any meeting of stockholders.
SECTION 5.06    FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.
(A)In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(B)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(C)Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
SECTION 5.07    REGISTERED STOCKHOLDERS. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock or notification to the Corporation of the transfer of uncertificated shares with a request to record the transfer of such share or shares, the Corporation may treat the registered owner of such share or shares as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such share or shares. To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.
ARTICLE VI
Notice and Waiver of Notice
SECTION 6.01    NOTICE. Any notice to any stockholder under the Certificate of Incorporation, these Bylaws or the DGCL shall be deemed given, if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation, and if given by any other form, including any form of electronic transmission, permitted by the DGCL shall be deemed given as provided in the DGCL. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.
SECTION 6.02    WAIVER OF NOTICE. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE VII
Indemnification
SECTION 7.01    RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 7.03 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.
SECTION 7.02    RIGHT TO ADVANCEMENT OF EXPENSES. In addition to the right to indemnification conferred in Section 7.01, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VII (which shall be governed by Section 7.03 (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Sections 7.01 and 7.02 or otherwise.
SECTION 7.03    RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 7.01 or 7.02 is not paid in full by the Corporation within (i) sixty (60) days after a written claim for indemnification has been received by the Corporation or (ii) twenty (20) days after a claim for an advancement of expenses has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.

In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.
SECTION 7.04    INDEMNIFICATION NOT EXCLUSIVE.
(A)The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Article VII, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article VII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.
(B)Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the indemnitee as a director and/or officer of the Corporation at the request of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the indemnitee in respect of indemnification or advancement of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of the Certificate of Incorporation or these Bylaws of the Corporation (or any other agreement between the Corporation and such persons, as applicable) in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article VII, irrespective of any right of recovery the indemnitee may have from the indemnitee-related entities. Any obligation on the part of any indemnitee-related entities to indemnify or advance expenses to any indemnitee shall be secondary to the Corporation’s obligation and shall be reduced by any amount that the indemnitee may collect as indemnification or advancement from the Corporation. The Corporation irrevocably waives, relinquishes and releases the indemnitee-related entities from any and all claims against the indemnitee-related entities for contribution, subrogation or any other recovery of any kind in respect thereof. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the indemnitee-related entities and no right of advancement or recovery the indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation hereunder. In the event that any of the indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee against the Corporation, and the indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to paragraph (B) of this Section 7.04 of Article VII, entitled to enforce this paragraph (B) of this Section 7.04 of Article VII.
For purposes of paragraph (B) of this Section 7.04 of Article VII, the following terms shall have the following meanings:
(1)The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the indemnitee has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation.
(2)The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to Delaware law, any agreement or certificate of incorporation, these Bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.
SECTION 7.05    CORPORATE OBLIGATIONS; RELIANCE. The rights granted pursuant to the provisions of this Article VII shall vest at the time a person becomes a director or officer of the Corporation and shall be deemed to create a binding contractual obligation on the part of the Corporation to the persons who from time to time are elected as officers or directors of the Corporation, and such persons in acting in their capacities as officers or directors of the Corporation or any subsidiary shall be entitled to rely on such provisions of this Article VII without giving notice thereof to the Corporation. Such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

SECTION 7.06    INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
SECTION 7.07    INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
ARTICLE VIII
Miscellaneous
SECTION 8.01    ELECTRONIC TRANSMISSION. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
SECTION 8.02    CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
SECTION 8.03    FISCAL YEAR. The fiscal year of the Corporation shall end on December 31, or such other day as the Board of Directors may designate.
SECTION 8.04    SECTION HEADINGS. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
SECTION 8.05    INCONSISTENT PROVISIONS. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
SECTION 8.06    FEDERAL FORUM. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
SECTION 8.07    ELECTRONIC SIGNATURES, ETC. Except as otherwise provided in Section 2.13 of these Bylaws, any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law.
ARTICLE IX
Amendments
SECTION 9.01    AMENDMENTS. The Board of Directors is authorized to make, repeal, alter, amend and rescind, in whole or in part, these Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. Except as otherwise expressly provided by the Restated Certificate of Incorporation, the affirmative vote of the holders of a majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of these Bylaws or to adopt any provision inconsistent therewith.
[Remainder of Page Intentionally Left Blank]